BELL MICROPRODUCTS

CONTACT:	Rob Damron Investor Relations Representative Bell Microproducts, Inc.

(414) 224-1668

ir@bellmicro.com

NASDAQ PANEL GRANTS BELL MICROPRODUCTS FILING EXTENSION
COMPANY OBTAINS WAIVERS UNDER LENDING AGREEMENTS
MANAGEMENT PROVIDES BUSINESS UPDATE AT INDUSTRY CONFERENCE

SAN JOSE, CA — (March 8, 2007) — Bell Microproducts, Inc. (Nasdaq: BELM), one of the world’s largest storage-centric value-added distributors, announced today the Company has received a written notification that the NASDAQ Listing Qualifications Panel had granted the Company’s request for continued listing on The NASDAQ Stock Market, and has given the Company an extension until May 22, 2007 to become current in its SEC filings. While the Company is working diligently to complete the review of its stock option accounting practices and complete re-statements of prior period financials, it may not be possible to complete these SEC filings prior to May 22, 2007. Accordingly, if necessary, the Company will petition the NASDAQ Listing and Hearings Review Council for an additional extension.

The Company has also received waivers until May 31, 2007 under the Company’s credit agreements with Wachovia Capital Finance Corporation, Wachovia Bank, National Association and the Teachers’ Retirement Systems of Alabama, with respect to the delivery of certain quarterly information and documentation to its lenders. These waivers are structured to coincide with the timing of the NASDAQ extension.

Company management also provided a general update of its business at the Raymond James Institutional Investors Conference on March 7, 2007. Consistent with a business update the Company provided in January, it indicated that revenue for 2006 was approximately $3.4 billion, including revenue in the fourth quarter of 2006 of approximately $1 billion. A replay of Bell Microproducts’ presentation is available on the Company’s website at www.bellmicro.com.

About Bell Microproducts

Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts website at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include management’s expectations regarding the timing of the completion of the restatements of prior period financial statements and the option review, involve certain known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited the ultimate outcome and timing of our financial statement restatement process, including the stock option review, potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements, and the incurrence of costs related to the restatement, as well as the risks described from time to time in the Company’s reports to the Securities and Exchange Commission (including the Company’s Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements.